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                                                          Exhibit (23)
                                                          Unicom Corporation
                                                          Form 8-K File No. 1-
                                                          11375

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 30, 1998 on Unicom Corporation and subsidiary companies' consolidated financial statements as of and for the year ended December 31, 1997, included as an Exhibit to this Form 8-K Current Report of Unicom Corporation dated January 30, 1998, into Unicom Corporation's previously filed prospectuses dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of Unicom Corporation), as further amended by Post-Effective Amendment No. 1 on Form S-8 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Post-Effective Amendment No. 2 on Form S-8 (relating to Unicom Corporation's Employee Stock Purchase Plan), Form S-8 Registration Statement File No. 33-56991 (relating to Unicom Corporation's Long-Term Incentive Plan), Form S-4 Registration Statement File No. 333-01003 (relating to Unicom Corporation's Common Stock), Form S-8 Registration Statement File No. 333-04749 (relating to Unicom Corporation's 1996 Directors' Fee Plan), Form S-8 Registration Statement File No. 333-10613 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan) and Form S-8 Registration Statement File No. 333-39677 (relating to Unicom Corporation's Management Deferred Compensation Plan). We also consent to the application of our report to Commonwealth Edison Company and subsidiary companies' ratios of earnings to fixed charges and the ratios of earnings to fixed charges and preferred and preference stock dividend requirements for each of the twelve months ended December 31, 1997, 1996 and 1995 appearing in Exhibit 99 of this Form 8-K.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
February 18, 1998